Exhibit 99.1

PO Box 9005
Quakertown PA 18951-9005
215.538.5600
1.800.491.9070
www.qnbbank.com

FOR IMMEDIATE RELEASE

QNB CORP. REPORTS THIRD QUARTER EARNINGS

QUAKERTOWN, PA (October 27, 2015) QNB Corp. (the “Company” or “QNB”) (OTC Bulletin Board: QNBC), the parent company of QNB Bank (the “Bank”), reported net income for the third quarter of 2015 of $2,220,000, or $0.66 per share on a diluted basis. This compares to net income of $2,044,000, or $0.62 per share on a diluted basis, for the same period in 2014. For the nine month period ended September 30, 2015, QNB reported net income of $6,290,000, or $1.88 per share on a diluted basis. This compares to net income of $6,512,000, or $1.98 per share on a diluted basis, reported for the nine month period ended September 30, 2014.

Net income expressed as an annualized rate of return on average assets and average shareholders’ equity was 0.88% and 9.86%, respectively, for the quarter ended September 30, 2015 compared with 0.85% and 9.73%, respectively, for the quarter ended September 30, 2014. For the comparative nine month periods the annualized rate of return on average assets and average shareholders’ equity was 0.86% and 9.56%, respectively, for 2015 compared with 0.93% and 10.64%, respectively, for 2014.

Total assets as of September 30, 2015 were $1,039,317,000, compared with $977,135,000 at December 31, 2014. Loans receivable at September 30, 2015 were $582,255,000 compared with $555,282,000 at December 31, 2014, an increase of $26,973,000, or 4.9%, with commercial lending as the largest contributor to the growth. Total deposits at September 30, 2015 were $908,674,000, an increase of 6.7% compared with $851,592,000 at December 31, 2014, due to the seasonal inflow in public funds balances and strong growth in non-time deposits.

David W. Freeman, President and Chief Executive Officer stated, “Solid loan growth, as well as asset quality improvement contributed to our third quarter results. During the quarter, the Company’s total assets surpassed $1 billion – a milestone. While low interest rates continue to exert pressure on our net interest margin, we saw continued household growth as well as growth in deposits. Mortgage banking activity and the QNB Financial Services investment and advisory services provided strong fee income during the quarter.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter and nine months ended September 30, 2015 totaled $7,015,000 and $20,344,000, respectively, an increase of $430,000 and $869,000, respectively, from the same periods in 2014. The net interest margin for the third quarter of 2015 was 3.08% compared to 3.04% for the third quarter of 2014 and 3.06% for the linked quarter of 2015. During the third quarter 2015, a non-accrual loan payoff contributed an additional $150,000 to interest income. Excluding this nonrecurring additional interest income, net interest margin would have declined to 3.02% for the quarter and 3.05% for the nine months ended September 30, 2015. Net interest margin for the nine months ended September 30, 2015 was 3.07%, a decline of four basis points compared to 3.11% for the same period in 2014. The prolonged low interest rate environment and loan rate competition continues to exert pressure on asset yields. The yield on earning assets increased one basis point from 3.54% for the third quarter of 2014 to 3.55% for the third quarter of 2015. For the nine months ended September 30, 2015, the yield on earning assets declined six basis points, from 3.61% in 2014 to 3.55% in 2015. The cost of interest-bearing liabilities was 0.56% for the third quarter and 0.57% for the first nine months of 2015, a decline of two basis points for the quarter and the nine months ended September 30, 2015 when compared to the same periods in 2014.

Asset Quality, Provision for Loan Loss and Allowance for Loan Loss

QNB recorded a $60,000 provision for loan losses in the first nine months of 2015; no provision was recorded during the third quarter 2015, or in the first nine months of 2014. QNB's allowance for loan losses of $7,669,000 represents 1.32% of loans receivable at September 30, 2015 compared to an allowance for loan losses of $8,001,000, or 1.44% of loans receivable at December 31, 2014, and $8,366,000, or 1.56% of loans receivable at September 30, 2014. Net loan recoveries were $14,000 for the third quarter of 2015 compared with net charge-offs of $534,000 for the third quarter of 2014. For the nine month periods ended September 30, 2015 and 2014 net loan charge-offs were $392,000 and $559,000, respectively.

Asset quality improved over the past year with total non-performing assets of $11,360,000 at September 30, 2015 compared with $18,152,000 as of December 31, 2014 and $17,962,000 as of September 30, 2014. Included in this classification are non-performing loans, other real estate owned (OREO) and repossessed assets, and non-performing pooled trust preferred securities. Total non-performing loans, which represent loans on non-accrual status, loans past due 90 days or more and still accruing interest and restructured loans were $8,760,000, or 1.50% of loans receivable at September 30, 2015, compared with $12,667,000, or 2.28% of loans receivable at December 31, 2014, and $12,454,000, or 2.32% of loans receivable at September 30, 2014. In cases where there is a collateral shortfall on impaired loans, specific impairment reserves have been established based on updated collateral values even if the borrower continues to pay in accordance with the terms of the agreement. At September 30, 2015, $6,037,000, or approximately 75% of the loans classified as non-accrual are current or past due less than 30 days. Commercial loans classified as substandard or doubtful, which includes non-performing loans, also improved. At September 30, 2015 substandard or doubtful loans totaled $23,462,000, a reduction of $9,907,000, or 29.7%, from the $33,369,000 reported as of September 30, 2014 and a decrease of $10,892,000, or 31.7%, from the $34,354,000 reported at December 31, 2014.

QNB had no other real estate owned and other repossessed assets as of September 30, 2015 compared with $3,046,000 at December 31, 2014 and September 30, 2014. Included in the December 31, and September 30, 2014 amount was one property with a fair value of $2,325,000, which was sold in January 2015. There was one new OREO property acquired during the second quarter ended June 30, 2015, which was subsequently sold in the third quarter 2015. For the nine months ended September 30, 2015, a total of six OREO properties were sold. Non-accrual pooled trust preferred securities are carried at fair value of $2,600,000, $2,439,000, and $2,462,000 at September 30, 2015, December 31, 2014 and September 30, 2014, respectively. The increase in the carrying value of these securities reflects an improvement in their fair value.

Non-Interest Income

Total non-interest income was $1,493,000 for the third quarter of 2015, a decrease of $24,000, or 1.6%, compared with the same period in 2014. Non-interest income for the nine months ended September 30, 2015 was $4,769,000, a decrease of $185,000, or 3.7%, compared to the same period in 2014. Net gains on investment securities decreased $97,000 for the quarter and $287,000 for the nine months ended September 30, 2015, primarily due to market conditions which resulted in fewer opportunities for sales in 2015 compared to 2014. QNB recorded net gains in trading activity of $36,000 for the quarter and $17,000 for the nine months ended September 30, 2015, compared with net gains from trading activity of $40,000 and $155,000 for the third quarter and first nine months of 2014, respectively. Net gains on the sale of residential mortgage loans for the third quarter and first nine months of 2015 were $120,000 and $302,000, respectively, an increase of $10,000 and $131,000, respectively, compared to the same periods in 2014, due to increased mortgage banking activity. Continued growth in QNB Financial Services resulted in an additional $42,000 in retail brokerage and advisory income for the quarter and $104,000 year-to-date, when compared to the same periods in 2014. Increased debit card usage resulted in an increase in income of $19,000 for the quarter and $40,000 year-to-date. Losses on sale of OREO and repossessed assets as well as small declines in various categories of fee income contributed to a $34,000 decrease in other non-interest income for the nine months ended September 30, 2015, compared to the same period in 2014.

Non-Interest Expense

Total non-interest expense was $5,573,000 for the third quarter of 2015, an increase of $95,000, or 1.7%, compared with $5,478,000 for the third quarter of 2014.  For the nine months ended September 30, 2015, total non-interest expense increased $760,000, or 4.7%, to $16,764,000. Salaries and benefits expense declined $52,000, or 1.8% for the quarter ended September 30, 2015. For the nine months ended September 30, 2015 salaries and benefits expense increased $366,000, or 4.3%, compared to the same period in 2014.  Increased salary expense of $124,000, or 5.5%, and $588,000, or 9.0%, for the three and nine months ended September 30, 2015, respectively, were offset by a reduction in net benefits costs, totaling $176,000, or 25.0%, and $222,000, or 11.0%, respectively, for the same periods in 2014. The reduction in benefits expense is due primarily to insurance reimbursements for medical claims paid in prior periods.  Net occupancy and furniture and equipment expense declined $14,000, or 1.6%, for the third quarter 2015 compared to the same period in 2014, as increased rental expense was offset by a decline in building maintenance costs and lower furniture and fixture depreciation.  For the nine months ended September 30, 2015, net occupancy and furniture and equipment costs increased $40,000 compared to the same period in 2014, due primarily to increased rental and software maintenance expense, offset in part by lower depreciation expense. Other operating expenses for the three and nine months ended September 30, 2015 increased $161,000, or 9.8%, and $354,000, or 7.3%, respectively, as increased taxes, collection costs and  debit card expenses  were partially offset by a decline in marketing, professional and third party fees and FDIC insurance expense.  Debit card expenses include a contract termination fee related to card platform upgrades anticipated to occur during 2016.

About the Company

QNB Corp. is the holding company for QNB Bank, which is headquartered in Quakertown, Pennsylvania. QNB Bank currently operates eleven branches in Bucks, Montgomery and Lehigh Counties and offers commercial and retail banking services in the communities it serves. In addition, the Company provides securities and advisory services under the name of QNB Financial Services through Investment Professionals, Inc., a registered Broker/Dealer and Registered Investment Advisor, and title insurance as a member of Laurel Abstract Company LLC. More information about QNB Corp. and QNB Bank is available at www.qnbbank.com.

Forward Looking Statement

This press release may contain forward-looking statements as defined in the Private Securities Litigation Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, including "Item lA. Risk Factors," set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Contacts:	David W. Freeman	Janice S. McCracken-Erkes
	President & Chief Executive Officer	Chief Financial Officer
	215-538-5600 x-5619	215-538-5600 x-5716
	dfreeman@qnbbank.com	jmccracken@qnbbank.com

QNB Corp.
Consolidated Selected Financial Data (unaudited)

(Dollars in thousands)

Balance Sheet (Period End)	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14
Assets	$1,039,317	$955,245	$992,918	$977,135	$994,885
Investment securities
Trading	3,625	3,871	4,183	4,207	4,122
Available-for-sale	362,568	330,231	350,810	375,219	362,468
Held-to-maturity	147	146	146	146	146
Loans held-for-sale	320	466	884	380	130
Loans receivable	582,255	578,256	570,708	555,282	536,682
Allowance for loan losses	(7,669)	(7,655)	(7,978)	(8,001)	(8,366)
Net loans	574,586	570,601	562,730	547,281	528,316
Deposits	908,674	826,081	864,465	851,592	880,296
Demand, non-interest bearing	98,092	97,060	100,493	86,920	82,983
Interest-bearing demand, money market and savings	581,488	494,877	526,427	521,425	550,962
Time	229,094	234,144	237,545	243,247	246,351
Short-term borrowings	32,588	32,896	35,868	35,189	28,648
Shareholders' equity	90,996	88,537	89,159	86,354	83,328

Asset Quality Data (Period End)
Non-accrual loans	$8,082	$9,823	$7,847	$10,770	$10,559
Loans past due 90 days or more and still accruing	52	90	-	-	-
Restructured loans	626	2,177	2,432	1,897	1,895
Non-performing loans	8,760	12,090	10,279	12,667	12,454
Other real estate owned and repossessed assets	-	235	664	3,046	3,046
Non-accrual pooled trust preferred securities	2,600	2,694	2,574	2,439	2,462
Non-performing assets	$11,360	$15,019	$13,517	$18,152	$17,962

Allowance for loan losses	$7,669	$7,655	$7,978	$8,001	$8,366

Non-performing loans / Loans excluding held-for-sale	1.50%	2.09%	1.80%	2.28%	2.32%
Non-performing assets / Assets	1.09%	1.57%	1.36%	1.86%	1.81%
Allowance for loan losses / Loans excluding held-for-sale	1.32%	1.32%	1.40%	1.44%	1.56%

QNB Corp.
Consolidated Selected Financial Data (unaudited)

(Dollars in thousands, except per share data)	Three months ended,					Nine months ended,
For the period:	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14

Interest income	$8,138	$7,746	$7,807	$7,814	$7,741	$23,691	$22,856
Interest expense	1,123	1,104	1,120	1,163	1,156	3,347	3,381
Net interest income	7,015	6,642	6,687	6,651	6,585	20,344	19,475
Provision for loan losses	-	60	-	400	-	60	-
Net interest income after provision for loan losses	7,015	6,582	6,687	6,251	6,585	20,284	19,475
Non-interest income:
Fees for services to customers	434	404	402	446	432	1,240	1,241
ATM and debit card	397	394	362	372	378	1,153	1,113
Retail brokerage and advisory income	180	204	173	204	138	557	453
Net gain on investment securities available-for-sale	83	214	503	25	180	800	1,087
Net gain (loss) from trading activity	36	(34)	15	1	40	17	155
Net gain on sale of loans	120	119	63	87	110	302	171
Other	243	298	159	1,453	239	700	734
Total non-interest income	1,493	1,599	1,677	2,588	1,517	4,769	4,954
Non-interest expense:
Salaries and employee benefits	2,911	3,053	2,996	3,055	2,963	8,960	8,594
Net occupancy and furniture and equipment	851	887	883	877	865	2,621	2,581
Other	1,811	1,724	1,648	1,690	1,650	5,183	4,829
Total non-interest expense	5,573	5,664	5,527	5,622	5,478	16,764	16,004
Income before income taxes	2,935	2,517	2,837	3,217	2,624	8,289	8,425
Provision for income taxes	715	583	701	731	580	1,999	1,913
Net income	$2,220	$1,934	$2,136	$2,486	$2,044	$6,290	$6,512

Share and Per Share Data:
Net income - basic	$0.66	$0.58	$0.64	$0.75	$0.62	$1.89	$1.98
Net income - diluted	$0.66	$0.58	$0.64	$0.75	$0.62	$1.88	$1.98
Book value	$27.16	$26.49	$26.76	$26.04	$25.20	$27.16	$25.20
Cash dividends	$0.29	$0.29	$0.29	$0.28	$0.28	$0.87	$0.84
Average common shares outstanding - basic	3,343,011	3,333,018	3,321,688	3,308,265	3,298,057	3,332,650	3,286,438
Average common shares outstanding - diluted	3,356,789	3,346,533	3,333,802	3,321,849	3,309,465	3,345,630	3,296,204

Selected Ratios:
Return on average assets	0.88%	0.81%	0.89%	1.00%	0.85%	0.86%	0.93%
Return on average shareholders' equity	9.86%	8.83%	10.00%	11.61%	9.73%	9.56%	10.64%
Net interest margin (tax equivalent)	3.08%	3.06%	3.08%	2.96%	3.04%	3.07%	3.11%
Efficiency ratio (tax equivalent)	62.22%	65.29%	62.75%	57.97%	63.90%	63.40%	61.85%
Average shareholders' equity to total average assets	8.98%	9.14%	8.92%	8.61%	8.70%	9.01%	8.76%
Net loan charge-offs (recoveries)	$(14)	$383	$23	$765	$534	$392	$559
Net loan charge-offs (recoveries) - annualized /Average loans excluding held-for-sale	-0.01%	0.27%	0.02%	0.56%	0.40%	0.09%	0.14%

Balance Sheet (Average)
Assets	$995,282	$961,077	$971,403	$987,535	$958,512	$975,955	$934,553
Investment securities (Trading, AFS & HTM)	343,520	339,508	366,161	378,946	358,245	349,647	363,333
Loans receivable	575,944	573,766	558,190	542,859	524,901	569,365	517,814
Deposits	870,751	839,586	847,520	867,870	844,168	852,704	816,014
Shareholders' equity	89,340	87,803	86,650	84,982	83,345	87,941	81,828